EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Greenwood Hall, Inc. (the “Company”) on Form 10-Q/A for the period ended May 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Hall, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of July 25, 2017.

/s/ John Hall
John Hall
Chief Executive Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to Greenwood Hall, Inc., and will be retained by Greenwood Hall, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.